Exhibit 5.1

December 17, 2010

Board of Directors

Wausau Paper Corp.

100 Paper Place

Mosinee, WI  54455-9099

Gentlemen:

We have acted as counsel to Wausau Paper Corp. (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by it with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 2,500,000 shares of its common stock, no par value (the “Shares”), reserved for issuance under the Wausau Paper Corp. 2010 Stock Incentive Plan (the “Plan”).

In connection with the delivery of this opinion, we have examined originals or copies of the articles of incorporation, as amended, and the bylaws, as amended, of the Company; the Registration Statement; the Plan; certain resolutions adopted by the Board of Directors; and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives and have made such inquiries of the Company and its officers and representatives as we have deemed necessary or appropriate in connection with the opinion set forth herein.  We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale of the Shares.  With respect to certain factual matters material to our opinion, we have relied upon representations from officers of the Company.  In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such later documents, and that all documents submitted to us as certified copies are true and correct copies of such originals.

Based on such examination and review, and subject to the foregoing, we are of the opinion that the Shares, upon issuance, delivery and payment therefor in the manner

December 17, 2010

contemplated by the Registration Statement and the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

We are members of the State Bar of Wisconsin, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the United States of America and the State of Wisconsin.

We consent to the inclusion of this opinion as an Exhibit to the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ RUDER WARE, L.L.S.C.

RUDER WARE, L.L.S.C.